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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of MedImmune, Inc. of our report dated January 25, 1999, except for Note 18, which is as of February 24, 1999, relating to the financial statements and financial statement schedule, which appear in MedImmune, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

October 20, 1999